Exhibit 2.3

                                    EXHIBIT K

                           RESTRICTED STOCK AGREEMENT

      This Restricted Stock Agreement (this "Agreement") is made and entered into as of _________, 2000, by and between Mitel Corporation, a Canadian corporation (the "M Corp."), and _____________("Holder"). Terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined herein).

                                    RECITALS

      A. This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Reorganization and Merger, dated as of June 6, 2000 by and among M Corp., U.S. Acquisition Corp., a California corporation and wholly-owned subsidiary of M Corp. ("Acquisition Corp."), and Vertex Networks, Incorporated (the "Merger Agreement"), pursuant to which Acquisition Corp. is to merge with and into V Inc. (the "Merger"), V Inc. will continue as the surviving corporation in the Merger, and the shares of V Inc. capital stock outstanding immediately prior to the effective time of the merger will be converted into shares of M Corp. Common Stock. The Effective Time (as defined in the Merger Agreement) shall be the effective date of this Agreement (the "Effective Date").

      B. At the Effective Time of the Merger, Holder will receive_______ shares of Purchaser Common Stock (the "Shares").

      C. M Corp. intends to continue the business of V Inc. after the Merger and to integrate such business into M Corp.'s ongoing business as one of the wholly-owned subsidiary of M Corp.

      D. Holder has been actively involved in the development of V Inc.'s products and services and Holder's continued participation with V Inc. and M Corp. following the Merger is necessary to preserve and protect the assets of V Inc., including the goodwill, customers and trade secrets, of which Holder has knowledge as a result of his role with V Inc.

      E. As a material inducement to cause M corp. to enter into the Merger Agreement and consummate the Merger, and in consideration of the amounts allocated to Holder under the Retention Pool (as defined in the Employment Agreement) and M Corp.'s entering into and performing under the Employment Agreement with Holder dated as of June 6, 2000 herewith (the "Employment Agreement"), Holder has agreed to enter into this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Restricted Shares. At the Effective Time and upon receipt of the Shares, Holder grants to M Corp the right to repurchase up to ________of the Shares (the "Restricted Shares") that were received by Holder in connection with the Merger that have not vested in accordance with the following vesting schedule, on the other terms and conditions described in this Agreement.

            (a) 50% of the Restricted Shares shall vest on the first anniversary of the Effective Date; and

            (b) the remaining 50% of the Restricted Shares shall vest in equal monthly installments thereafter until the second anniversary of the Effective Date (the "Vesting Expiration Date"), at which time all such Restricted Shares shall vest; provided, however, that prior to the Vesting Expiration Date, no Restricted Shares shall vest from and after the termination of Holder's "Continuous Service" (as defined below) (i) for Cause (as such term is defined in the Employment Agreement), or (ii) pursuant to a voluntary resignation without Good Reason (as such term is defined in the Employment Agreement).

      Restricted Shares which so vest are sometimes referred to herein as "Vested Shares," and all Restricted Shares which are not Vested Shares are sometimes referred to as "Nonvested Shares."

      As used herein, the term "Continuous Service" shall mean employment by either M Corp. or any parent or subsidiary corporation of M Corp., which is uninterrupted except for vacations, illness or leaves of absence as provided by this Agreement and the Employment Agreement.

      All of Holder's Nonvested Shares shall vest and become Vested Shares (i) at such time as Holder's Continuous Service is terminated for any reason (other than (A) for Cause or (B) voluntary resignation without Good Reason), (ii) upon the death or permanent disability (as such terms are defined in the Employment Agreement) of Holder or (iii) in the event of a Change in Control of M Corp. As used herein, Change in Control shall mean (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of M Corp. possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of M Corp; (b) a merger or consolidation in which the M Corp. is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which M Corp. is incorporated; (c) the sale, transfer or other disposition of all or substantially all of the assets of M Corp.; (d) a complete liquidation or dissolution of M Corp.; or (e) any reverse merger in which M Corp. is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of M Corp.'s outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger.

      2. Repurchase of Nonvested Shares; Purchase Price.

            (a) At such time as the Continuous Service of Holder ceases due to a termination for Cause or a voluntary resignation without Good Reason (hereinafter an

"Event of Resale") then, in such event, the Nonvested Shares shall be repurchased by M Corp. at the purchase price set forth below.

            (b) The purchase price for the Nonvested Shares shall be $___ per share [price paid by Employee for Vertex shares divided by the Exchange Ratio]. The purchase price shall be paid in one lump sum within a reasonable time following the receipt by M Corp. of Holder's written request for such payment.

      3. Escrow. As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of Nonvested Shares upon the Event of Resale, Holder hereby pledges and delivers for deposit with the Secretary of M Corp., or such other person designated by M Corp., as escrow agent in this transaction ("Escrow Agent"), two stock assignments duly endorsed (with date and number of shares blank) together with the certificates evidencing the Shares. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the following instructions of M Corp. and Holder:

            (a) Upon the occurrence of the Event of Resale, Holder and M Corp. hereby irrevocably authorize and direct the Escrow Agent to consummate the repurchase of the Nonvested Shares in accordance with this Agreement.

            (b) In connection with the Event of Resale, the Escrow Agent is directed (i) to date the stock assignment necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver such assignment, together with the certificate evidencing the Shares to be transferred, to M Corp. against the delivery of the purchase price for the number of Nonvested Shares being purchased pursuant to the Event of Resale.

            (c) Holder irrevocably authorizes M Corp. to deposit with the Escrow Agent any certificates evidencing the Restricted Shares to be held by the Escrow Agent hereunder and any additions and substitutions to said shares as defined herein. Holder irrevocably constitutes and appoints the Escrow Agent as Holder's attorney-in-fact and agent for the term of this escrow to execute all documents appropriate to make such securities negotiable and to complete any transaction herein contemplated.

            (d) Upon the Vesting Expiration Date or promptly following the written request of Holder (but in no event later than five business days following receipt of such request), the Escrow Agent will deliver to Holder (or the assignee or the estate of Holder, as the case may be) a certificate or certificates representing the Vested Shares.

            (e) If at the time of termination of this escrow, the Escrow Agent has in the Escrow Agent's possession any documents, securities, or other property belonging to Holder, the Escrow Agent shall deliver such property to Holder and be discharged of all further obligations hereunder.

      4. Stock Splits, etc. If, from time to time during the term of this
Agreement:

            (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of M Corp.; or

            (b) there is any liquidation or consolidation; then, in such event, any and all new, substituted or additional securities, or other property to which the Holder is entitled by reason of her ownership of the Nonvested Shares shall be immediately subject to this Agreement and be included in the word "Nonvested Shares" for all purposes with the same force and effect as the Nonvested Shares presently subject to the Event of Resale, and other terms of this Agreement, and the purchase price shall be appropriately adjusted.

      5. Restriction on Transfer. Holder shall not sell, transfer, pledge, or otherwise dispose of any Nonvested Shares other than a pledge in connection with indebtedness owed to M Corp.

      6. Legends. All certificates representing any of the Nonvested Shares shall have endorsed thereon legends in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF REPURCHASE HELD BY M CORP. THEREON, SET FORTH IN AN AGREEMENT BETWEEN M CORP. AND THE REGISTERED HOLDER, OR THE REGISTERED HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF M CORP."

      7. Responsibility for Tax Consequences. Holder has reviewed the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences that may result now or in the future under recently enacted tax legislation) and has had the opportunity to consult with Holder's tax advisors, if any, regarding such consequences, except as otherwise provided in the Merger Agreement. In particular, Holder acknowledges that Holder is not relying on any statements or representations of M Corp. or any of its agents in regard to such tax consequences and understands that Holder (and not M Corp.) shall be responsible for Holder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement, except as otherwise provided in the Merger Agreement. Holder acknowledges that M Corp. has no obligation in regard to the future conduct of its business, to act or refrain from acting in any manner, regardless of the loss of any tax benefit to Holder in connection with the issuance, ownership, or sale of the Shares, which may result from such action or inaction. Holder further agrees to report and pay on a timely basis any income tax liabilities incurred by (or assessed against) Holder associated with the acquisition, ownership, holding and/or disposition of the Restricted Shares. Holder intends to timely file an election under Code Section 83(b) which includes, among other things, the statement of Holder that no compensation income is to be recognized or reported by Holder by reason of the receipt of the Restricted Shares following the Merger. M Corp. hereby confirms that it will take a tax position consistent with the foregoing.

      8. Arbitration. In the event of a claimed breach of this Agreement by any of the parties hereto, except for a dispute where the remedy sought is specific performance or another form of extraordinary equitable relief, such dispute shall be submitted to alternative resolution in accordance with the terms of this Section 8. The party who is alleging that a dispute exists shall send a notice of such dispute to all other parties to this Agreement, setting forth in detail the dispute, the parties involved and the position of such party with respect to the dispute. The parties to such dispute shall endeavor in good faith to select an alternative dispute resolution service to resolve the dispute and the rules that shall govern the resolution. If agreement as to the matters detailed in the preceding sentence is not reached within 20 business days after receipt of the notice, then, within 10 business days thereafter, counsel for the parties shall mutually select as an arbitrator an attorney practicing in the Orange County, California area (or such other location as is agreed to by the parties), who is experienced in commercial arbitration. If counsel for the parties are unable to agree upon the selection of the arbitrator, the arbitrator shall be selected by the American Arbitration Association (the "AAA"). Any disputes as to the rules for conducting the arbitration shall be resolved by reference to the AAA rules for commercial arbitration by the arbitrator. The arbitrator shall schedule a hearing on the disputed issues within 40 business days after his or her appointment, and the arbitrator shall render his or her decision after the hearing, in writing, as. expeditiously as possible, and shall deliver copies of such decision to the parties. A default judgment may be entered against any party who fails to appear at the arbitration hearing. Such decision and determination shall be final and unappealable and may be filed as a judgment or record in any jurisdiction designated by the successful party. The parties to this Agreement agree that this paragraph has been included to rapidly and inexpensively resolve any disputes among them with respect to the matters described above, and that this paragraph shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters.

      9. Governing Law; Severability. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of laws provisions thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.

      10. Rights as a Shareholder. Subject to the provisions and limitations hereof, Holder may, during the term of this Agreement, exercise all rights and privileges of a shareholder of M Corp. with respect to the Shares.

      11. Additional Actions. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile or electronic mail or three days after deposit in the United States mail, by regular or certified mail with postage and fees prepaid, addressed, if to Holder, at Holder's address shown on M Corp.'s records and, if to M Corp., at the address of its principal corporate offices (Attention: Secretary) or at such other address as such party may designate by 10 days' advance written notice to the other party.

      13. Assignment. M Corp. may assign its rights and delegate its duties under this Agreement to its successors in interest. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of M Corp. and, subject to the restrictions on transfer herein set forth, be binding upon Holder, Holder's heirs, executors, administrators, successors, and assigns.

      14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      15. Attorney's Fees. If any dispute arises hereunder, the prevailing party shall be entitled to reasonable attorney's fees.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this HOLDER'S STOCK RESTRICTION AGREEMENT to be executed as of the date first above written.

"M. CORP."                               MITEL CORPORATION,
                                         a Canadian corporation

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

"HOLDER"
                                         ---------------------------------------

"ESCROW AGENT"                           By:
                                            ------------------------------------
                                                      , Secretary

            [Signature page to Holder's Stock Restriction Agreement]

                                CONSENT OF SPOUSE

      The undersigned spouse of Holder has read and hereby approves Holder's Restricted Restriction Agreement (the "Agreement")and hereby agrees to be irrevocably, bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. The undersigned hereby irrevocably appoint the undersigned's spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated:  __________, 2000
                                            ------------------------------------
                                            (signature of spouse)

                                            ------------------------------------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


      FOR VALUE RECEIVED,___________________________ hereby sells, assigns, and transfers unto _____________________________________, ____________ shares of the
Common Stock of M Corp. standing in the undersigned's name on the books of said corporation, represented by Certificate No. _____, and does hereby irrevocably constitute and appoint ______________________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
                                            ------------------------------------
                                            (signature)

                                            ------------------------------------
                                            (print name)

[This assignment may only be completed and delivered in accordance with the terms of Holder's Restricted Stock Agreement between the signatory hereof and the above-mentioned corporation.]

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED,___________________________ hereby sells, assigns, and transfers unto _____________________________________, ____________ shares of the
Common Stock of M Corp. standing in the undersigned's name on the books of said corporation, represented by Certificate No. _____, and does hereby irrevocably constitute and appoint ______________________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
                                            ------------------------------------
                                            (signature)

                                            ------------------------------------
                                            (print name)

[This assignment may only be completed and delivered in accordance with the terms of Holder's Restricted Stock Agreement between the signatory hereof and the above-mentioned corporation.]